                       PATRIOT AMERICAN HOSPITALITY, INC.
                 3030 LBJ FREEWAY, SUITE 1500, DALLAS, TX 75234

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints Paul A. Nussbaum, Thomas W. Lattin and Rex E. Stewart, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Patriot American Hospitality, Inc. ("Patriot") held of record by the undersigned as of the close of business on May 16, 1997, on behalf of the undersigned at the Special Meeting of Stockholders (the "Patriot Special Meeting") to be held at the Holiday Inn Select, North Dallas, Texas, at 11:00 a.m., local time, on Tuesday, July 1, 1997, and at any adjournments or postponements thereof.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE PATRIOT SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

     PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                               (SEE REVERSE SIDE)

X  PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.




--
ORF
AGAINST
  ABSTAIN

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997, by and among Patriot, Patriot American Hospitality Partnership, L.P., California Jockey Club and Bay Meadows Operating Company and the transactions thereunder.
2. To consider and vote upon a proposal to amend and restate the Patriot American Hospitality, Inc. 1995 Incentive Plan.
3. To consider and act upon any other matters that may properly be brought before the Patriot Special Meeting and at any adjournments or postponements thereof.
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of the Patriot Special Meeting and the Joint Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.
 SIGNATURE(S) _____________________ Date ______
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.